                                                                  Exhibit 23H5B

                                    Form of
                        AMENDMENT TO SERVICE AGREEMENT

   This Amendment to the Service Agreement ("Agreement") dated the 1st day of May, 2003, between Delaware Management Company, a Series of Delaware Management Business Trust, and The Lincoln National Life Insurance Company, (the "Company") is effective as of May 1, 2005.

                                   AMENDMENT

   For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

    1. Exhibit A of this Agreement shall be deleted and replaced with the attached Exhibit A.

    2. All other terms of the Agreement shall remain in full force and effect.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer on the date specified below.

                                        Delaware Management Company,
                                        A Series of Delaware Management
                                          Business Trust

Date: ___________                       By:
                                               -------------------------------
                                        Name:
                                        Title:

                                        The Lincoln National Life Insurance
                                        Company

Date: ___________                       By:
                                               -------------------------------
                                        Name:  Rise C.M. Taylor
                                        Title: Vice President

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                                   Exhibit A
                               As of May 1, 2005

                               Service Fee Rates

          Aggressive Growth Fund

             Fund's Daily Net Asset Value
Annual Rate  (owned by all shareholders)
----------- -------------------------------
  .2374%           0 - $200,000,000
  .1874%    on $200,000,001 to $250,000,000
  .2374%    on $250,000,001 to $400,000,000
  .1874%       on $400,000,001 and above

                 Bond Fund

             Fund's Daily Net Asset Value
Annual Rate  (owned by all shareholders)
----------- -------------------------------
  .3003%           0 - $200,000,000
  .2203%    on $200,000,001 to $400,000,000
  .1203%       on $400,000,001 and above

         Capital Appreciation Fund

             Fund's Daily Net Asset Value
Annual Rate  (owned by all shareholders)
----------- -------------------------------
  .1874%           0 - $100,000,000
  .2374%    on $100,000,001 to $500,000,000
  .2374%       on $500,000,001 and above

               Core Fund

            Fund's Daily Net Asset Value
Annual Rate (owned by all shareholders)
----------- ----------------------------
  0.2774%        0 - $500,000,000
  0.3274%    on $500,000,001 and above

           Equity Income Fund

            Fund's Daily Net Asset Value
Annual Rate (owned by all shareholders)
----------- ----------------------------
  .2574%         0 - $500,000,000
  .2074%     on $500,000,001 and above

       Global Asset Allocation Fund

             Fund's Daily Net Asset Value
Annual Rate  (owned by all shareholders)
----------- -------------------------------
  .2674%           0 - $200,000,000
  .2674%    on $200,000,001 to $400,000,000
  .2674%       on $400,000,001 and above

                                      2

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              Growth Fund

            Fund's Daily Net Asset Value
Annual Rate (owned by all shareholders)
----------- ----------------------------
  0.3274%        0 - $500,000,000
  0.3774%    on $500,000,001 and above

           Growth & Income Fund

             Fund's Daily Net Asset Value
Annual Rate  (owned by all shareholders)
----------- -------------------------------
  .2674%           0 - $200,000,000
  .1874%    on $200,000,001 to $400,000,000
  .0874%       on $400,000,001 and above

         Growth Opportunities Fund

             Fund's Daily Net Asset Value
Annual Rate  (owned by all shareholders)
----------- -------------------------------
  0.4774%          0 - $100,000,000
  0.5274%   on $100,000,001 to $300,000,000
  0.5774%   on $300,000,001 to $500,000,000
  0.6024%      on $500,000,001 and above

            International Fund

             Fund's Daily Net Asset Value
Annual Rate  (owned by all shareholders)
----------- -------------------------------
  .3874%           0 - $200,000,000
  .3374%    on $200,000,001 to $400,000,000
  .1874%       on $400,000,001 and above

               Managed Fund

             Fund's Daily Net Asset Value
Annual Rate  (owned by all shareholders)
----------- -------------------------------
  .2891%           0 - $200,000,000
  .2091%    on $200,000,001 to $400,000,000
  .1091%       on $400,000,001 and above

             Money Market Fund

             Fund's Daily Net Asset Value
Annual Rate  (owned by all shareholders)
----------- -------------------------------
  .3003%           0 - $200,000,000
  .2203%    on $200,000,001 to $400,000,000
  .1203%       on $400,000,001 and above

                                      3

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           Social Awareness Fund

             Fund's Daily Net Asset Value
Annual Rate  (owned by all shareholders)
----------- -------------------------------
  .2674%           0 - $200,000,000
  .1874%    on $200,000,001 to $400,000,000
  .0874%       on $400,000,001 and above

        Special Opportunities Fund

             Fund's Daily Net Asset Value
Annual Rate  (owned by all shareholders)
----------- -------------------------------
  .2674%           0 - $200,000,000
  .1874%    on $200,000,001 to $400,000,000
  .0874%       on $400,000,001 and above

The Service Fee payable on the Profile Funds will be the balance, if any, of the Investment Advisory Fee that remains after the sub-advisory fees are paid by Delaware Management Company to the Sub-advisor, and the deduction of 1.26 basis points.

                                      4